Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RECORD Q1 RESULTS, INCLUDING A 19.6%

INCREASE IN ADJUSTED EBITDA TO $184.6 MILLION

Plano, TX, May 10, 2016 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2016.

Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2016 increased 9.2% to $704.9 million from $645.4 million for the three months ended March 31, 2015. Admissions revenues increased 8.8% and concession revenues increased 10.9%. For the three months ended March 31, 2016, attendance increased 10.7%, the average ticket price was $6.01 and concession revenues per patron was $3.28.

Adjusted EBITDA for the three months ended March 31, 2016 increased 19.6% to $184.6 million compared to $154.4 million for the three months ended March 31, 2015. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2016 increased 37.6% to $58.5 million compared to $42.5 million for the three months ended March 31, 2015. Diluted earnings per share for the three months ended March 31, 2016 was $0.50 compared to $0.37 for the three months ended March 31, 2015.

“We are very pleased to report first quarter records in various key performance metrics, including our worldwide attendance, admissions and concession revenues, concession per patron, Adjusted EBITDA, and Adjusted EBITDA margin,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “The strength of the Hollywood film content drove North American industry box office growth of 12.5%. Cinemark’s domestic admissions revenues surpassed the industry by 160 basis points, marking 26 out of the past 29 quarters of outperformance. Locally-produced films fueled robust attendance growth of nearly 17% in our Latin American operations, reiterating that our industry is more closely tied to film content than economic or political environments.”

As of March 31, 2016, Cinemark operated 516 theatres with 5,840 screens and had commitments to open 11 new theatres with 96 screens during the remainder of 2016 and seven additional new theatres with 74 screens subsequent to 2016.

Conference Call/Webcast – Today at 8:30AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 516 theatres with 5,840 screens in 41 U.S. states, Brazil, Argentina and 12 other Latin American countries as of March 31, 2016. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 24, 2016 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Statement of income data:
Revenues
Admissions	$435,820	$400,662
Concession	237,815	214,427
Other	31,234	30,309

Total revenues	704,869	645,398
Cost of operations
Film rentals and advertising	232,914	207,610
Concession supplies	35,903	32,503
Facility lease expense	78,804	79,617
Other theatre operating expenses	156,513	152,629
General and administrative expenses	37,866	37,925
Depreciation and amortization	49,329	45,332
Impairment of long-lived assets	492	794
Gain on sale of assets and other	(1,779)	(1,450)

Total cost of operations	590,042	554,960

Operating income	114,827	90,438
Interest expense (1)	(28,059)	(28,207)
Loss on early retirement of debt	(13,186)	—
Distributions from NCM	8,543	8,499
Foreign currency gain (loss)	1,886	(8,206)
Other income	8,494	6,758

Income before income taxes	92,505	69,282
Income taxes	33,459	26,380

Net income	$59,046	$42,902
Less: Net income attributable to noncontrolling interests	521	381

Net income attributable to Cinemark Holdings, Inc.	$58,525	$42,521

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.50	$0.37

Diluted	$0.50	$0.37

Weighted average diluted shares outstanding	115,527	115,058

Other financial data:
Adjusted EBITDA (2)	$184,647	$154,385

(1)	Includes amortization of debt issue costs and excludes capitalized interest.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of March 31,	As of December 31,
	2016	2015
Balance Sheet Data:
Cash and cash equivalents	$583,892	$588,539
Theatre properties and equipment, net	$1,525,859	$1,505,069
Total assets	$4,128,715	$4,126,497
Long-term debt, including current portion	$1,802,304	$1,781,335
Equity	$1,150,974	$1,110,813

	Three Months Ended March 31,
	2016	2015
Other operating data:
Attendance (patrons, in millions):
Domestic	44.5	41.5
International	28.0	24.0

Worldwide	72.5	65.5

Average ticket price (in dollars):
Domestic	$7.58	$7.13
International	$3.51	$4.37
Worldwide	$6.01	$6.12
Concession revenues per patron (in dollars):
Domestic	$4.13	$3.85
International	$1.92	$2.28
Worldwide	$3.28	$3.27
Average screen count (month end average):
Domestic	4,522	4,496
International	1,283	1,181

Worldwide	5,805	5,677

Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Revenues
U.S.	$543,915	$474,295
International	164,175	174,333
Eliminations	(3,221)	(3,230)

Total revenues	$704,869	$645,398

Adjusted EBITDA
U.S.	$143,633	$114,371
International	41,014	40,014

Total Adjusted EBITDA	$184,647	$154,385

Capital expenditures
U.S.	$41,198	$74,267
International	6,547	11,480

Total capital expenditures	$47,745	$85,747

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$59,046	$42,902
Income taxes	33,459	26,380
Interest expense	28,059	28,207
Other (income) expense	(10,380)	1,448
Loss on early retirement of debt	13,186	—
Other cash distributions from equity investees(2)	8,086	7,264
Depreciation and amortization	49,329	45,332
Impairment of long-lived assets	492	794
Gain on sale of assets and other	(1,779)	(1,450)
Deferred lease expenses - theatres(3)	(208)	(468)
Deferred lease expenses – DCIP equipment (4)	(232)	(235)
Amortization of long-term prepaid rents (3)	471	713
Share based awards compensation expense (5)	5,118	3,498

Adjusted EBITDA (1)	$184,647	$154,385

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other (income) expense, loss on early retirement of debt, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, gain on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenues.
(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. Adjusted EBITDA for the three months ended March 31, 2015 has been recast to reflect a comparable presentation.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in other theatre operating expenses.
(5)	Non-cash expense included in general and administrative expenses.

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